Exhibit 99.1

DocuS|gn Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC LICENSE AGREEMENT This License Agreement (this “Agreen'lent”) is rnade as of June 10, 2020 (the “Execution Date”), by and between Record Street Brewing C0., a Nevada corporation (“Licensor”), and Alpine Group Inc., a Nevada corporation (“Licensee”). Each of Licensor and Licensee may hereinafter be referred to each as a “Ply” and, collectively, as the “Parties”. WHEREAS, Licensor is a wholly owned subsidiary of United Product Development Corp., a Nevada corporation with its common stock publicly traded on the Over-The-Counter (OTC) securities market in the United States with the ticker symbol ‘UPDC’. WHEREAS, Licensor is a developer of beverage and nutraceutical consumer products and ingredients, including the adult recreational alcoholic beer brand “Record Street Brewing C0. TM” (the “Brand”). WHEREAS, Licensee is a bar, restaurant, event space, and brewery operator, with the legal authority and capacity to brew and bottle craft beers for distribution off premise throughout the designated territories. WHEREAS Licensor desires to contribute intellectual know-how, content creation, branding, relationships, and reputational credibility, and expertise to Licensee, and Licensee intends to contribute or facilitate financial capital, production capacity, marketing, and sales to promote the Brand; and WHEREAS, Licensor desires to license the Brand and all accompanying intellectual properties to Licensee on the terms and conditions set forth herein for the purpose of exploiting various product and related business opportunities under the Brand throughout the designated territories (the “License”). In consideration of the mutual promises and covenants herein contained, and certain separate consideration paid between or among the Parties from time to time as set forth herein, the Parties hereto agree as follows. I. Recitals: The foregoing recitals are a material, substantive, and integral part of this Agreement and are enforceable as if hereinafter restated. II. Definitions: l. “Effective Date” means July 1, 2020. 2. “Affiliate” means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The tenn “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the Page 1 of 15 DocuS|gr| Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. 3. “Licensed Articles” means the articles of merchandise or products using one or more of the Licensed Marks or Licensed Content, without limitation as to the form of such merchandise or products (e.g., physical or electronic) or method of distribution, marketing, or sales (e.g., brick-and-mortar or internet), whether developed individually or in collaboration with others, prior to and during any Term of this Agreement, in the product categories specifically described in Schedule C attached hereto. 4. “Licensed Content” means all of the all copyrightable material, including writings, compilations or collections of works, animations, graphics, audio, and/or video recordings, user interfaces, web page, or site layouts, photographs, software, drawings, and designs, and all ideas, inventions, improvements, developments, and discoveries made, conceived, or reduced to practice by Licensor, whether developed individually or in collaboration with others, prior to and during any Term of this Agreement, including, but not limited to the Licensed Content specifically described in Schedule B attached hereto. 5. “Licensed Marks” means all of the images, artwork, designs, trade dress, trademarks, designs, trademarks, service marks, logographics, and symbols that are created, authored, acquired, licensed, or owned by Licensor, whether developed individually or in collaboration with others, prior to and during any Term of this Agreement, including, but not limited to the Licensed Marks specifically described in Schedule A attached hereto. 6. “Gross Sales” means the gross invoice amounts billed to off-Premise customers and actually received by Licensee, less: (i) quantity discounts actually allowed and taken by the customer; and (ii) any credits for returns actually made as supported by credit memos issued to customers. Gross Sales shall not include any monies or trade concessions received by Licensee from Licensed Marks or Licensed Content that are not the result of sales of Licensed Articles. 7. “Gross Profits” means Gross Sales, less: (i) all costs incurred in the manufacturing of Licensed Articles; (ii) all costs of trade credit financing directly related to the manufacture and procurement of Licensed Articles; (m) all costs incurred in selling, advertising, and distributing the Licensed Articles;(iv) all costs of expired product maintained in inventory by Licensor and Licensor’s distributors; (v) all costs of in-kind marketing, including, but not limited to, free promotional Licensed Articles; and (iv) Write-Offs. 8. “Person” means an individual, partnership, corporation, trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, not-for-profit organization, governmental agency or authority, or other entity. 9. “Premises” means Lessee’s location at 324 E 4th Street, Reno, Nevada 89512. 10. “Term” means each and any of the Initial Term, First Renewal Tenn, and Second Renewal Term during such time as this Agreement is in full force and effect. Page 2 of 15 DocuS|gn Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 1 1. “Territory” means the State of Nevada. 12. “Write-Off’ means all Gross Sales payables amounts from customer receivables that are delinquent in excess of ninety (90) days, which shall be deemed uncollectible for purposes of this Agreement; provided, however, that a Gross Sale for the purpose of calculating a Write-Off shall be deemed to have occurred when a Licensed Article is shipped to a customer from its final point of manufacture or Licensee’s warehouse. III. Exclusive License by Licensor: 1. Exclusive License for Select Territories. Effective as of the Effective Date, and subject to the terms and conditions of this Agreement, Licensor grants to Licensee an exclusive license to each Licensed Mark, Licensed Content, and Licensed Article for use in the Territory in conjunction with (i) further licensing of the Licensed Marks, Licensed Content, and Licensed Articles, (ii) creation and licensing of Licensed Content, and (m) the production, marketing, and sale of the Licensed Articles during the Tenn of this Agreement. 2. New Intellectual Properties. It is further agreed that such Licensed Marks, Licensed Content, and Licensed Articles will include after-acquired intellectual properties developed by Licensor in connection with the Brand, and Licensor shall provide prompt notice thereof to Licensee in writing by delivery of an updated Schedule A (Licensed Marks), Schedule B (Licensed Content), and/or Schedule C (Licensed Articles); provided, however, that in no event shall such notice be delayed more than ten (10) business days from the date of creation. 3. Right to Pursue Related Ventures. This License shall not preclude Licensor or Licensee from continuing to offer, market, develop, license, and sell its own intellectual properties and products, as well as third-party intellectual properties and products, each of which may compete with the Licensed Marks, Licensed Content, and Licensed Articles. 4. Right to Do Business as Licensor. Licensee shall have the right to formally do business as “Record Street Brewing Co.” in the Territory during the Term of this Agreement for the purpose of manufacturing, distributing, marketing, advertising, and/or selling the Licensed Marks, Licensed Content, and Licensed Articles. 5. Right to Manage Media. Licensor acknowledges that Licensee is the first license holder with respect to the Licensed Marks, Licensed Content, and Licensed Articles and Licensee Will endeavor to create a market for the Licensed Articles in the Territory and throughout the universe. Licensee shall have the right to control Licensor’s domain names (e.g., www.recordstreetbrewingcom), websites, emails, social media accounts (e.g., @recordstreetbrewing), trade group participations (e.g., www.untappd.com), and content concerning the Licensed Marks, Licensed Content, and Licensed Articles throughout the universe for the Tenn of this Agreement; provided, however, that Licensee shall consult with Licensor conceming all material non-public information, and Licensor shall have the right to control the manner, date, and time of the public release and dissemination of all material non- public information. Page 3 of 15 DocuS|gn Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 6. Right to Manage Licensed Articles Production. Licensor acknowledges that there are many factors that affect the production of different Licensed Articles, including, but not limited to, the pricing and availability of raw materials and the time to manufacture certain goods. Licensee shall have sole discretion conceming which Licensed Articles to manufacture, distribute, market, advertise, and sell in the Territory at any given time throughout the Tem1 of this Agreement; provided, however, that Licensor shall have the right to order Licensed Articles from Licensee at Licensor’s sole cost and expense for distribution outside the Territory on reasonable terms and conditions to be mutually determined by the Parties pursuant to a written purchase order and invoice. IV. Disclosure and Convevance of Licensed Marks and Licensed Content: Licensor agrees to promptly provide to Licensee for review, retention, and use all Licensed Marks, Licensed Content, and Licensed Articles created, authored, acquired, licensed, or owned by Licensor during the Term of this Agreement in a medium or format that is reasonably believed to be of high quality and consistent with customary industry practice (e.g., unmerged, layered, and vectored “*ai” electronic files, detailed product and ingredient formulas and production methodologies, lab tests, and lab testing protocols). V. Rovalties: Expenses: Recordkeeping: Reports: 1. Royalties. Each of the Parties hereby acknowledges and agrees that Licensee shall pay Licensor a royalty of twenty-five percent (25%) of the Gross Profits from Gross Sales of Licensed Articles during each calendar quarter ended March 31, June 30, September 30, and December 31 (the “Royalty”). Royalties only shall be payable for monies actually received by Licensee in a calendar quarter. No Royalties shall be payable for Write-Offs, irrespective of future collection by Licensee. 2. Expenses. Licensee shall bear all expenses incurred by Licensee or authorized in writing in advance to be incurred by Licensor in connection with the Licensed Marks, Licensed Content, and Licensed Articles during any Term of this Agreement; provided, however, that Licensor may incur any additional expenses in its own discretion without the benefit of reimbursement by Licensee. 3. Recordkeeping. Licensee agrees to keep full and accurate records to show the basis for calculation of all Gross Sales, Gross Profits, and Royalties, and such records shall be open to inspection by Licensor’s representative at reasonable times and within normal business hours upon forty-eight (48) hours prior Written notice to Licensee. 4. Reports. Licensee will provide a written report of all Gross Sales, Gross Profits, and Royalties due and owing to Licensor during each Tenn of this Agreement within forty-five (45) days of each calendar quarter ended March 31, June 30, September 30, and December 31 in the form attached hereto as Schedule D (each a “Repo1t”); provided, however, that no Report shall be due in respect of any calendar quarter in which there are no Gross Sales. Any Report Page 4 of 15 DocuS|gn Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 that is not disputed within forty-eight (48) hours of receipt shall be deemed accepted as to form and the Royalty computation. VI. Marketing of Licensed Articles: Licensee will utilize its reasonable best efforts to develop, market, and sell the Licensed Articles in such modes as are reasonably available and deemed prudent by Licensee, including, but not limited to: (i) wholesale distributors; (ii) mass, middle, small, boutique, and specialty brick-and-mortar, internet, and social media retailers; (m) direct-to-consumer sales; (iv) trade shows; (v) third-party marketers; and (v) multi-level marketing. VII. Term and Termination: 1. Initial Term. The initial term of this Agreement shall be five (5) years from the Effective Date (the “Initial Term”). 2. Automatic Renewal T611115. Upon expiration of the Initial Term, this Agreement shall automatically renew for a first renewal term of five (5) years unless Licensor is notified of Licensee’s intent not to renew within sixty (60) days of the expiration of the tenrr (the “First Renewal Term”). Upon expiration of the First Renewal Term, this Agreement shall automatically renew for a second renewal term of perpetuity (the “Second Renewal Term”) unless (i) Licensor is notified of Licensee’s intent not to renew within sixty (60) days of the expiration of the First Renewal Term or (ii) the aggregate Gross Sales for all Licensed Articles from the Effective Date through the last day of the First Renewal Term have not reached Two Million Dollars ($2,000,000). 3. Right to Terminate. This Agreement shall terminate upon the earlier to occur of the following events: (i) at any time by either Party if the other Party fails to perform any material term of this Agreement and does not cure such failure within ninety (90) days after it receives written notice of such failure from the non-breaching Party; (ii) upon an event set forth in Section XIX( 3 Q; and (m) the mutual written agreement of the Parties. 4. Effect of Termination. Upon any termination of this Agreement, all rights in and to the Licensed Marks, Licensed Content, and Licensed Articles granted to Licensee herein shall cease, except that Licensee may distribute, market, and sell all Licensed Articles that are held in inventory, in process, under contract for procurement, or subject to a purchase order on the termination date for so long as is reasonably necessary to liquidate the same at a profit (the “Sell- Off Procedures”). VIII. Creative Direction: Licensor hereby acknowledges and agrees that it shall cooperate with Licensee and provide advice about the creative direction and business opportunities for the Licensed Marks, Licensed Content, and Licensed Articles, concerning, among other things, the subject matter, terminology, language, and general usage of all images, words, and other artwork comprising the Licensed Marks, Licensed Content, and Licensed Articles; provided, however, that Licensor shall Page 5 of 15 DocuS|gn Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 not be bound or obligated to utilize or pursue such creative direction or business opportunities in Licensee’s sole discretion. IX. Representations and Warranties: Licensor represents and Warrants that: (i) it is the owner or duly authorized licensor (With authority to delegate or assign) of the Licensed Marks and Licensed Content and the Licensed Articles created by Licensor; (ii) it has the exclusive right and full authority to grant the rights granted herein; and (m) the use of the Licensed Marks, Licensed Content, and Licensed Articles (created by Licensor) as set forth herein will not infringe upon any right of any kind of any third party nor require the consent of any third party, and if necessary, that such consent has been obtained. Each Party hereby represents and warrants that all actions have been taken, as necessary, for such Party to be authorized to enter into this Agreement. X. Indemnification: 1. Licensee Indemnities. Licensee agrees to, at all times, defend, indemnify, and hold Licensor, its Affiliates, and the officers, agents, employees, successors and assigns of each harmless from and against any and all third party claims, suits, damages, losses, liabilities, obligations, fines, costs and expenses, including reasonable legal fees (collectively, “Losses”), arising out of or based on a breach of Licensee’s covenants, representations, or Warranties under this Agreement. 2. Licensor Indemnities. Licensor agrees to, at all times, defend, indemnify, and hold Licensee, its Affiliates, and the officers, directors, agents, employees, successors and assigns of each, harmless from and against any and all Losses arising out of or based on: (i) a breach of Licensor’s covenants, representations, or warranties under this Agreement; or (ii) the use of the Licensed Marks, Licensed Content, or Licensed Articles (created by Licensor) in accordance with the terms of this Agreement. XI. Affiliate Relationships: Licensor acknowledges and agrees that Licensee has certain Affiliate relationships that may be utilized in furtherance of the transactions contemplated by this Agreement, including, but not limited to, the manufacture of certain Licensed Articles, on terms and conditions that are commercially reasonable in the industry. XII. Limitations on Liability: IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS, LOST OPPORTUNITIES, PROSPECTIVE ECONOMIC ADVANTAGE, OR ANY SPECIAL INCIDENTAL, CONSEQUENTIAL, OR OTHER INDIRECT DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES. Page 6 of 15 DocuS|gn Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 XIII. Notices: All notices under this Agreement will be in writing and will be sent: If to Licensor, to: Record Street Brewing Co. 75 Pringle Way, Suite 804 Reno, Nevada 89502 Attn: Mark Conte If to Licensee, to: Alpine Group Inc. 324 E. 4th Street Reno, NV 89512 Attn: Jesse Corletto All notices to be sent or delivered hereunder shall be deemed to be given or become effective for all purposes of this Agreement as follows: (i) when delivered in person, when given; (ii) when sent by mail, when received by the person to whom it is given, unless it is mailed by registered, certified or express mail, in which case it shall be deemed given or effective on the earlier of the date of receipt or refusal; and (m) when sent by electronic mail, facsimile or other form of electronic transmission, twelve (12) hours after the transmission with proof that it was sent to the correct electronic mail address, telephone number or similar address, as the case may be. XIV. Limitations on Relationship: Nothing in this Agreement is intended to or shall be construed to constitute or establish a general agency, joint venture, partnership, or fiduciary relationship between the Parties, and any such relationship or authority is hereby limited to the express terms and conditions set forth elsewhere herein. For the avoidance of doubt, neither Party shall have the right or authority to act or speak for or behalf of the other Party. XV. Advertising; Press Releases: Each Party acknowledges and agrees that the other Party is hereby permitted to use the name of such Party in: (i) any press releases, advertisements, and social media statements as may be reasonably appropriate to commercially promote the Licensed Marks, Licensed Content, and Licensed Articles; and (ii) any press releases and filings with any regulatory authorities and self- regulatory organizations for the purposes of complying with applicable law and customary practice; provided, however, that each Party must provide prior notification to the other Party and reasonably collaborate on the content and manner of each such disclosure. Page 7 of 15 DocuS|gr| Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 XVI. Opportunity to Review: The Parties acknowledge and agree that they have had a full and fair opportunity to review, comment, and make compromise revisions to this Agreement, and each Party acknowledges that it has had a full and complete opportunity to consult with legal counsel or other advisers of its own choosing concerning the terms, enforceability, and implications of this Agreement. XVII. Confidentialigg: Each Party will safeguard and hold confidential from disclosure to unauthorized parties all non-public information relating to the other Party, this Agreement, and the transactions contemplated herein. Each Party also agrees to keep the other Party’s records strictly confidential and shall not use information disclosed under this Agreement for any purpose unrelated to this Agreement. For purposes of the foregoing, only Affiliates, principals, officers, directors, employees, and representatives of either Party, including accountants, auditors, and attorneys shall be authorized parties on a “need to know basis” consistent with their respective positions, legal obligations, and responsibilities and equivalent obligations to maintain the confidentiality required by this Section XVII. Notwithstanding the foregoing, disclosure may be made by either Party to state or federal regulatory authorities and self-regulatory organizations in a manner and to the extent consistent with the legal and regulatory requirements applicable to either Party. XVIII. Non-Disparagement: Each Party agrees that it will not make any statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the other Party, its Affiliates, or its respective officers, directors, employees, advisors, businesses, or reputations; provided, however, that nothing in this Agreement shall preclude a Party from making truthful statements or disclosures that are required by applicable law, regulation, or legal process. XIX. Defense and Enforcement of Intellectual Property Rights: 1. Investigation and Notice. Each Party will endeavor to investigate unauthorized use by others of the Licensed Marks, Licensed Content, and Licensed Articles brought to its attention. If either Party becomes aware of any impainnent, infringement, threatened impairment, threatened infringement, counterfeiting, or threatened counterfeiting of the Licensed Marks, Licensed Content, or Licensed Articles, such Party shall promptly notify the other Party of such circumstances (each an “Infringement”). 2. Licensee Right to Defend. Licensee shall have the first priority right to defend any Infringement at its sole expense, to the exclusion of Licensor, and Licensor hereby consents to the outcome of any such dispute resolution; provided, however, that Licensee shall have no obligation to defend against any Infringement or enforce any right under this Agreement or to reimburse Licensor for any defense or enforcement undertaken by Licensor. Licensee shall Page 8 of 15 DocuS|gn Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 notify Licensor of its intent not to defend or enforce Within five (5) business days of actual notice of an Infringement. 3. Cooperation. The Parties shall cooperate in all strategies related to the defense of all intellectual properties related to the Brand. In the event of a dispute between the Parties concerning said strategies that remains unresolved beyond five (5) business days, Licensee shall have the right to terminate this Agreement immediately. XX. Assignment: This Agreement shall not be assigned by Licensor Without prior written consent of Licensee. Licensee may freely assign this Agreement and the License, in whole or in part, in its sole discretion; provided, that Licensee shall notify Licensor within five (5) business days of each such assignment. XXI. Integration: This Agreement constitutes the entire agreement between the Parties with regard to the subject matter hereof and replaces and supersedes any and all prior agreements, negotiations and understandings. No modifications or revisions of this Agreement shall be of any force or effect unless the same are in writing and executed by both Parties hereto. XXII Choice of Laws" Venue: This Agreement shall be construed in accordance with the laws of the State of Nevada, except with respect to the conflicts of laws principals thereof. All disputes arising under this agreement shall be brought in the state or federal courts located in the State of Nevada. XXIII. Survival: In addition to the survival of Section VII(4) for purposes of the Sell-Off Procedures, the rights and obligations of the Parties arising under Sections I, II, and X through XXIII shall survive the expiration or termination of this Agreement in perpetuity, unless otherwise mutually agreed in writing by the Parties. [Signature Page Follows] Page 9 of 15 DocuSign Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Execution Date first set forth above. “LICENSEE” ALPINE GROUP INC. Do::uSiqned by: Ease Lovidto By: _ F07C93B1CB2944F _ Name: Jesse Corletto Title: President “LICENSOR” RECORD STREET BREWING CO DocuSigned by: B _ E/mm (N. (',oI/db y‘ — 1BDFD5CD4CAE47B Name: Mark Conte Title: President Page 10 of 15 DocuSigr| Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 SCHEDULE A LICENSED MARKS Item N0. Name Description Catezorv Serial No Fil1n2 Date “Record Street Brewing Co.” Character Mar Trademark USPTO Agplication January 3, 2016 86864000 W nu wwwrecordstreetbrewing.com U 2° omain Name Website Media N/A ‘November 10, 201 U1 3 “Stylus” Character Mark Trademark N/A I N/A Note: Licensor makes no intellectual property claim to the words or characters “Record Street” as trade names or marks outside of the character mark “Record Street Brewing Co.” Initials: Q55 _ \ Elli Page 11 of 15 DocuSigr| Envelope ID: ADE1A613—EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 SCHEDULE B LICENSED CONTENT Item N0. Description | Categorv 1. All text referencing or describing the Licensed Marks, Licensed Text Content, and Licensed Articles. 2. All audio content referencing or describing the Licensed Marks, A di Licensed Content, and Licensed Articles. u O 3. All video content referencing or depicting the Licensed Marks, Video Licensed Content, and Licensed Articles. D5 D5 Initials: _ _ \ _ Mala Page 12 of 15 DocuSign Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10, 2020 SCHEDULE C LICENSED ARTICLES Licensed Articles shall include all ready-to-drink and bulk-container beverages, including, but not limited to, alcoholic beers packaged in 12 oz bottles, 22 oz bottles, l/2 barrel kegs, and 1/6 barrel kegs. “Stylus” Lager 2 . t . . . . K Q N l l Q VI‘ 1 Pale Ale m |;“““ _ ‘ // . '- E C ' Z _fl1E ‘ 1. I = _ :~ , _ , I r N C/' 2 A; aw»- 3 M» t P» L» u. “E5; [Continued on Next Page] Page 13 of 15 Docusign Envelope ID: ADE1A613-EF06-4E17-A22F~75D15051DCAC License Agreement June 10, Z020 LICENSED ARTICLES (C0nt’d) Blonde Ale -1 — - —_ India Pale Ale .)_ V \ Q / ‘Q .»f /-’='; \ . ‘J 4>4i ’ . TM‘ ...... ’\ fim -1 ‘ ‘ (-3 - I 3| H . M“ A 5"“ /I \0 15 E ‘5 '1 34 |NDlApALIA~L!.1;_; ;;- M Page 14 of 15 [TBD] Initials: @ _\ WLW, DocuSign Envelope ID: ADE1A613-EF06-4E17-A22F-75D15051DCAC License Agreement June 10 2020 SCHEDULE D |FORM OF| ROYALTY REPORT To: United Product Development Corp. From: Alpine Group Inc. Reporting Period: Calendar Quarter Ended [September 30, 2020] Royalties Earned from Inception through Prior Reporting Period: Less: Royalties Paid from Inception to Current Reporting Period: Prior Royalties Due from Inception to Current Reporting Period: Gross Sales During Reporting Period: Gross Profits During Reporting Period: Royalty Rate: Royalties Due for Reporting Period: Total Rovalties Due and Owinz through Current R€DOl'tin2 Period: Report Certified by: Date Certified: Page 15 of 15 $ $ $ $ [Name], [Title] %